Exhibit 5.1

May 12, 2026	Norton Rose Fulbright US LLP 1550 Lamar Street, Suite 2000 Houston, Texas 77010 United States nortonrosefulbright.com

Nauticus Robotics, Inc.

17146 Feathercraft Lane, Suite 450

Webster, Texas 77598

Re:	Nauticus Robotics, Inc.

Ladies and Gentlemen:

We have acted as counsel to Nauticus Robotics, Inc., a Delaware corporation (the “Company”), in connection with the Registration Statement on Form S-1 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”), filed by the Company on the date hereof with the Securities and Exchange Commission. The Registration Statement relates to the registration of the offer and sale up to 103,741,100 shares (the “Shares”) of the Company’s common stock, $0.0001 par value per share (the “Common Stock”), that may be issued by the Company to SZOP Opportunities I LLC (the “Selling Stockholder”) pursuant to that certain Equity Purchase Facility Agreement, dated as of October 24, 2025, between the Company and the Selling Stockholder (the “Facility Agreement”). We understand that the Shares are to be offered and sold in the manner set forth in the Registration Statement and the related prospectus included therein (the “Prospectus”).

In connection with the foregoing, we have examined that certain Facility Agreement and originals or copies of corporate records of the Company, certificates and other communications of public officials, certificates or communications of officers or representatives of the Company, and such other documents as we have deemed relevant or necessary for the purpose of rendering the opinion expressed herein. As to questions of fact material to this opinion, we have, to the extent we deemed appropriate, relied on certificates or communications of officers or representatives of the Company and on certificates and communications of public officials. We have assumed the genuineness of all signatures on, and the authenticity of, all documents submitted to us as originals, the conformity to authentic original documents of all documents submitted to us as copies thereof, the due authorization, execution, and delivery by the parties thereto other than the Company of all documents examined by us, and the legal capacity of each individual who signed any of those documents. For purposes of the opinion set forth below, we have further assumed that no event occurs that causes the number of authorized and unissued shares of the Common Stock available for issuance by the Company to be less than the number of then unissued Shares.

Based upon the foregoing, and subject to the further limitations, qualifications, and assumptions set forth herein, we are of the opinion that the Shares, upon issuance and delivery against payment therefor in accordance with the terms of the Facility Agreement in the manner described in the Registration Statement and the Prospectus and in accordance with any reservation of shares of Common Stock by the Board of Directors of the Company, will be validly issued, fully paid, and nonassessable.

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May 12, 2026 Page 2

The opinions expressed herein are limited exclusively to the applicable provisions of, respectively, the Delaware Constitution and the General Corporation Law of the State of Delaware, and reported judicial interpretations of such laws, in each case as currently in effect, and we are expressing no opinion as to the effect of the laws of any other jurisdiction.

We assume no obligation to supplement this opinion if any applicable law changes after the date hereof or if we become aware of any fact that might change the opinion expressed herein after the date hereof. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and the reference to this Firm wherever it appears in the Registration Statement. This consent is not to be construed as an admission that we are a party whose consent is required to be filed with the Registration Statement under the provisions of the Securities Act or the rules and regulations of the Securities and Exchange Commission promulgated thereunder

Very truly yours,

/s/ Norton Rose Fulbright US LLP

Norton Rose Fulbright US LLP